Exhibit 10.5

DEMAND PROMISSORY NOTE

$ 1,000,000.00	TCO, LLC

February 5, 2021

For value received, TCO, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of iMedia Brands, Inc., a Minnesota corporation (the “Lender”), at such place as the holder hereof may from time to time designate in writing, ON DEMAND, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00), or so much thereof as is advanced by the Lender in its sole discretion to the Borrower pursuant to the loan and security agreement of even date herewith between the Lender and the Borrower, as shown by the Lender’s records, and to pay interest on the principal balance of this Note outstanding from time to time (computed on the basis of the actual number of days elapsed in a 360-day year) from the date hereof until this Note is fully paid, at the London Interbank Offered Rate (LIBOR) (as determined and published from time to time) plus four percent (4%), provided that, notwithstanding the foregoing, the interest rate will not in any event be less than 4.25%.

The Borrower may prepay this Note in whole or in part at any time without premium or penalty.

All payments hereunder shall be first applied to accrued but unpaid interest and the remainder, if any, shall be applied to the principal balance.

The principal balance of this Note and all interest accrued thereon shall become automatically due and payable if a petition is filed by or against the Borrower under the United States Bankruptcy Code.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Note is not paid on demand, whether or not legal proceedings are commenced.

This Note shall be governed by the substantive law of Delaware.

No delay or omission on the part of any holder hereof in exercising any right or remedy hereunder shall operate as a waiver of any right or remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

All makers, endorsers, sureties, guarantors and accommodation parties hereby waive presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and any other documents related hereto and to the release of or failure by the Lender to exercise any rights against any party liable for or any property securing payment thereof.

THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS NOTE OR ANY OTHER RELATED DOCUMENT. FOR ITSELF AND ITS PROPERTY, BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF Minnesota SITTING IN HENNEPIN COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR DELAWARE (AND ANY APPELLATE COURT FROM SUCH COURTS) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

TCO, LLC

By:	/s/ Tim Peterman
Tim Peterman, Manager